EXHIBIT 5.1

        July 29, 2002

Simpson Manufacturing Co., Inc.
4120 Dublin Boulevard, Suite 400
Dublin, California 94568

  Re:
  Simpson Manufacturing Co., Inc. 1995 Independent
  Director Stock Option Plan, as amended through July 29, 2002

Ladies and Gentlemen:

        We are counsel for Simpson Manufacturing Co., Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 40,000 shares of the Company's Common Stock, with par value of $.01, offered or to be offered pursuant to the Company's 1995 Independent Director Stock Option Plan, as amended through July 29, 2002 (the "Plan"). We are of the opinion that such shares being so registered for sale by the Company have been duly authorized and, when sold and delivered as contemplated in such Registration Statement and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.

Very truly yours, SHARTSIS, FRIESE & GINSBURG LLP
By	/s/ DOUGLAS L. HAMMER Douglas L. Hammer

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